Castle Brands Closes $7.0 Million Private Placement

NEW YORK, NY—(BUSINESS WIRE)— June 14, 2011 — Castle Brands Inc. (NYSE Amex: ROX), a developer and international marketer of premium branded spirits and fine wine, today announced that it has closed its previously announced private placement financing of approximately $7.0 million of the Company’s 10% Series A Convertible Preferred Stock, stated value $1,000 per share.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE Amex: LTS), served as the placement agent for the offering.

The securities issued in the private placement will not be registered under the Securities Act and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements. The Company has agreed to register for resale the shares of common stock issuable upon conversion or liquidation of the Series A Preferred Stock and exercise of the warrants issued in connection therewith. This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Castle Brands Inc.

Castle Brands is a developer and international marketer of premium and super premium beverage alcohol brands including: Gosling’s Rum®, Jefferson’sTM, Jefferson’s Presidential SelectTM and Jefferson’s Reserve® Bourbon, Boru® Vodka, Pallini® LimoncelloTM, RaspicelloTM and PeachcelloTM, Knappogue Castle Whiskey®, Clontarf® Irish Whiskey, Betts & SchollTM wines, cc: wines, Celtic Crossing® Liqueur, Brady’s® Irish Cream, A. De Fussigny® cognacs, Travis Hasse’s Original® Liqueurs and TierrasTM tequila. Additional information concerning the company is available on the company’s website, www.castlebrandsinc.com.

Forward Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, related to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. You can identify these and other forward-looking statements by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “expects,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include our history of losses and expectation of further losses, our ability to expand our operations in both new and existing markets, our ability to develop or acquire new brands, our relationships with distributors, the success of our marketing activities, the effect of competition in our industry and economic and political conditions generally, including the current recessionary economic environment and concurrent market instability. More information about these and other factors are described under the caption “Risk Factors” in Castle Brands’ Annual Report on Form 10-K, as amended, for the year ended March 31, 2010, filed with the Securities and Exchange Commission.

Sard Verbinnen & Co
Paul Caminiti/Carrie Bloom/Jonathan Doorley
212-687-8080